EXHIBIT 23.4
CONSENT OF WRIGHT & COMPANY, INC.
     We hereby consent to the incorporation by reference of our name in the Annual Report on Form 10-K of Range Resources Corporation (the “Company”) for the fiscal year ended December 31, 2005, to which this consent is an exhibit.
WRIGHT & COMPANY
Brentwood, Tennessee
February 20, 2006